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                                                                    Exhibit 99.4
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                       COGENT COMMUNICATIONS GROUP, INC.,

                                   SUCCESSOR,


                                       AND


                            WILMINGTON TRUST COMPANY,

                                     TRUSTEE


                                   ----------



                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of December ___, 2001


                                       TO


                                    INDENTURE

                            Dated as of June 28, 2000


                                   ----------



                  7.50% CONVERTIBLE SUBORDINATED NOTES DUE 2007



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         FIRST SUPPLEMENTAL INDENTURE, ("First Supplemental Indenture") dated as of __________ ___, 200_, among COGENT COMMUNICATIONS GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 1015 Thirty-First Street, N.W., Washington, D.C. 20007 (herein called the "Successor"), and WILMINGTON TRUST COMPANY, a banking corporation, not in its individual capacity but solely as Trustee hereunder and under the Indenture (as defined below) (herein called the "Trustee").
Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.

                                    RECITALS

         WHEREAS, Allied Riser Communications Corporation ("Allied Riser") and the Trustee have heretofore executed and delivered a certain Indenture, dated as of June 28, 2000 (the "Indenture"), providing for the issuance of Securities and, subject to and upon compliance with applicable provisions of the Indenture, the conversion of any Security at the option of the Holder thereof into fully paid and nonassessible shares of Common Stock of Allied Riser at the Conversion Rate in effect at the time of conversion;

         WHEREAS Allied Riser, Successor and Augustus Caesar Merger Sub, Inc., a corporation duly organized and existing under the laws of the State of Delaware and a wholly owned subsidiary of the Successor (the "Merger Sub") have entered into an Agreement and Plan of Merger, dated as of August 28, 2001, as amended by Amendment No. 1, dated as of October 13, 2001 (as so amended, the "Merger Agreement"), which contemplates the execution and filing of a certificate of merger (the "Certificate of Merger") providing for the merger of the Merger Sub with and into Allied Riser (the "Merger"), with Allied Riser continuing its corporate existence under the laws of the State of Delaware;

         WHEREAS, Section 7.1 of the Indenture provides, among other things, that upon the merger of any other Person with or into the Company, the due and punctual payment of the principal of, premium, if any, and interest on all of the Securities as applicable, and the performance or observance of every covenant of the Indenture to be performed or observed by the Company shall be expressly assumed, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee by the Person with or into which Allied Riser shall have been merged;

         WHEREAS, Section 7.2 of the Indenture provides, among other things, that upon any consolidation of the Company with any other Person, the successor Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such successor Person had been named as the Company therein and thereafter, the predecessor person shall be relieved of all obligations and covenants thereunder and under the Securities;

         WHEREAS, Section 7.1 of the Indenture further provides, among other things, that any successor of the covenants and obligations of the Company shall have provided for conversion rights in accordance with Article XII;

         WHEREAS, Section 8.1 of the Indenture provides, among other things, that, without the

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consent of any Holders of Securities, the Company, when authorized by a Board
Resolution of the Company, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company in the Indenture and in the Securities;

         WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by resolutions of the board of directors of Successor;

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE I
                  REPRESENTATIONS OF THE COMPANY AND SUCCESSOR

         Successor represents and warrants as of the date hereof and as of the time the Merger becomes effective to the Trustee as follows:

         SECTION 1.1. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         SECTION 1.2. The execution, delivery and performance by it of this First Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.

                                   ARTICLE II
                            SUCCESSION AND ASSUMPTION

         SECTION 2.1. Successor hereby assumes, as of the date hereof, the due and punctual payment of the principal of, premium, if any, and interest on all of the Securities as applicable, and the performance or observance of every covenant of the Indenture to be performed or observed by the Company.

         SECTION 2.2. The Holder of each Security that is Outstanding as of the date hereof shall have the right, during the period such Security shall be convertible as specified in Section 12.1 of the Indenture, to convert such Security only into the kind and amount of Common Stock of Successor receivable upon the Merger by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to the Merger, assuming such holder of Common Stock of the Company is not a Constituent Person or an Affiliate of a Constituent Person. From and after the Effective Time, the Conversion Rate shall be subject to adjustments from time to time which shall be as nearly equivalent as may be practicable to the adjustments provided for in Article XII of the Indenture.

         SECTION 2.3. Securities authenticated and delivered after the execution of this First Supplemental Indenture may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in this First Supplemental Indenture.

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         SECTION 2.4. Upon the effective time of this First Supplemental
Indenture, Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Successor had been named as the Company in the Indenture, and hereupon, the Company shall be relieved of all obligations and covenants under the Indenture and the Securities.

         SECTION 2.5. Pursuant to Section 14.5 of the Indenture, as of the date hereof, the provisions of the Indenture relating to the right of Holders to cause repurchase of the Securities following a Change in Control are hereby modified to make such provisions in the Indenture apply, in the event of a Change in Control subsequent to the effective time of this First Supplemental Indenture, to the Common Stock of Successor and to Successor, as follows:

                  The first sentence of the definition of "Common Stock" in
         Section 1.1 of the Indenture is hereby modified and amended to read as follows:

                  "Common Stock" means the Common Stock, par value $0.001 per share, of the Company authorized as of the effective date of the First Supplemental Indenture hereto.

                                   ARTICLE III
                                  MISCELLANEOUS

         SECTION 3.1. This First Supplemental Indenture constitutes an integral part of the Indenture, which, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

         SECTION 3.2. Notice of the execution of this First Supplemental Indenture shall be given by the Company to the Holder of each Security as provided in Sections 1.6 and 12.11 of the Indenture promptly upon such execution hereof.

         SECTION 3.3. The recitals contained herein shall be taken as the statements of the Company and Successor, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

         SECTION 3.4. The Trustee acknowledges that the Company has delivered to the Trustee, in accordance with Sections 7.1(3) and 8.3 of the Indenture, an Officers' Certificate and an Opinion of Counsel.

         SECTION 3.5. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

         SECTION 3.6. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

         SECTION 3.7. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, and for all purposes shall be governed by

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and construed in accordance with the laws of such State, without regard to the conflicts of laws principles thereof.

         SECTION 3.8. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.9. This First Supplemental Indenture shall become effective as of the date hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

                           COGENT COMMUNICATIONS GROUP, INC.


                           By:
                              --------------------------------------------
                           Name:    [David Schaeffer]
                           Title:   [Chairman and Chief Executive Officer]


                           WILMINGTON TRUST COMPANY,
                           not in its individual capacity but solely as Trustee hereunder and under the Indenture


                           By:
                              --------------------------------------------------
                           Name:    [Michael W. Diaz]
                           Title:   [Authorized Signer]








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